Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Administrative Committee

The Pep Boys Savings Plan — Puerto Rico:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40363, 333-100224 and 333-140746) of The Pep Boys Savings Plan — Puerto Rico of our report dated June 27, 2007 relating to financial statements of The Pep Boys Savings Plan — Puerto Rico, which appears in this Form 11-K for the year ended December 31, 2006.

/s/ Parente Randolph, LLC
Philadelphia, Pennsylvania
June 27, 2007